Exhibit 99.1

News Release

Nucor Reports Results for Second Quarter of 2020

CHARLOTTE, N.C. – July 23, 2020 - Nucor Corporation (NYSE: NUE) today announced consolidated net earnings of $108.9 million, or $0.36 per diluted share, for the second quarter of 2020. By comparison, Nucor reported consolidated net earnings of $20.3 million, or $0.07 per diluted share, for the first quarter of 2020 and $386.5 million, or $1.26 per diluted share, for the second quarter of 2019.

Included in the first quarter of 2020 results were losses on assets of $287.8 million, or $0.92 per diluted share, related to our equity method investment located in Italy, Duferdofin Nucor S.r.l.

In the first half of 2020, Nucor reported consolidated net earnings of $129.2 million, or $0.42 per diluted share, compared with consolidated net earnings of $888.3 million, or $2.88 per diluted share, in the first half of 2019.

“I want to thank my teammates for their dedication and commitment to living our culture in the uncertain environment created by the COVID-19 pandemic during the last few months. Our team’s reliability and resilience are being recognized and appreciated by our customers,” said Leon Topalian, Nucor’s President and Chief Executive Officer.

COVID-19 Update
The COVID-19 pandemic continues to have a significant impact on most aspects of Americans’ daily lives and has created considerable economic uncertainty.  We believe Nucor is well positioned to navigate this environment given our diverse product mix, advantaged cost position, flexible production capability and financial strength.  Our most important value during this time remains the health and safety of our teammates, their families and the communities where we operate.

Financial Strength
Nucor’s enterprise-wide efforts to conserve cash and support our teammates during the COVID-19 pandemic, as described in our first quarter earnings release and 10-Q, have been effective. We have continued to generate very robust operating cash flow in challenging steel market conditions.

We were pleased to be able to further enhance our financial flexibility with the recent issuance of $500.0 million of 2.000% notes due 2025 and $500.0 million of 2.700% notes due 2030.

At the end of the second quarter of 2020, we had $3.04 billion in cash and cash equivalents and short-term investments on hand. Our $1.50 billion revolving credit facility remains undrawn and does not expire until April 2023.  We continue to have the strongest credit rating in the North American steel sector (Baa1/A-) with stable outlooks at both Moody’s and Standard & Poor’s.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Second Quarter of 2020 (Continued)

Selected Segment Data

Earnings (loss) before income taxes and noncontrolling interests by segment for the second quarter and first half of 2020 and 2019 were as follows (in thousands):

	Three Months (13 Weeks) Ended		Six Months (26 Weeks) Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Steel mills	$161,453	$578,920	$317,959	$1,268,318
Steel products	155,826	116,084	318,385	193,517
Raw materials	(1,834)	21,709	(9,745)	74,932
Corporate/eliminations	(134,388)	(182,091)	(299,245)	(312,529)
	$181,057	$534,622	$327,354	$1,224,238

Financial Review

Nucor’s consolidated net sales decreased 23% to $4.33 billion in the second quarter of 2020 compared with $5.62 billion in the first quarter of 2020 and decreased 27% compared with $5.90 billion in the second quarter of 2019. Average sales price per ton in the second quarter of 2020 increased 1% compared with the first quarter of 2020 and decreased 10% compared with the second quarter of 2019. A total of 5,479,000 tons were shipped to outside customers in the second quarter of 2020, a 24% decrease from the first quarter of 2020 and a 19% decrease from the second quarter of 2019. Total steel mill shipments in the second quarter of 2020 decreased 27% as compared to the first quarter of 2020 and decreased 18% as compared to the second quarter of 2019. Steel mill shipments to internal customers represented 21% of total steel mill shipments in the second quarter of 2020, compared with 20% in the first quarter of 2020 and 19% in the second quarter of 2019. Downstream steel product shipments to outside customers in the second quarter of 2020 decreased 12% from the first quarter of 2020 and decreased 7% from the second quarter of 2019.

In the first half of 2020, Nucor’s consolidated net sales of $9.95 billion decreased 17% compared with consolidated net sales of $11.99 billion reported in the first half of 2019. Total tons shipped to outside customers in the first half of 2020 were 12,666,000, a decrease of 6% from the first half of 2019, while the average sales price per ton in the first half of 2020 decreased 12% from the first half of 2019.

The average scrap and scrap substitute cost per gross ton used in the second quarter of 2020 was $284, a 3% decrease compared to $293 in the first quarter of 2020 and a 14% decrease compared to $330 in the second quarter of 2019. The average scrap and scrap substitute cost per gross ton used in the first half of 2020 was $289, a 15% decrease compared to $341 in the first half of 2019.

Pre-operating and start-up costs related to the Company’s growth projects were approximately $22 million, or $0.06 per diluted share, in the second quarter of 2020, compared with approximately $29 million, or $0.07 per

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Second Quarter of 2020 (Continued)

diluted share, in the first quarter of 2020 and approximately $20.5 million, or $0.05 per diluted share, in the second quarter of 2019.

In the first half of 2020, pre-operating and start-up costs related to the Company’s growth projects were approximately $51 million, or $0.13 per diluted share, compared with approximately $40.1 million, or $0.10 per diluted share, in the first half of 2019.

Overall operating rates at the Company’s steel mills decreased to 68% in the second quarter of 2020 as compared to 89% in the first quarter of 2020 and 84% in the second quarter of 2019. Operating rates in the first half of 2020 decreased to 79% as compared to 85% in the first half of 2019.

Second Quarter of 2020 Analysis

Though overall market conditions were challenged by the COVID-19 pandemic, demand in nonresidential construction markets was resilient during the second quarter of 2020. The profitability of the steel products segment in the second quarter of 2020 decreased as compared to the first quarter of 2020, but we consider the second quarter of 2020 to be another strong quarter for this segment. The performance of our steel mills segment in the second quarter of 2020 decreased compared to the first quarter of 2020 (excluding the first quarter of 2020 impairment charge), due to the impacts of the COVID-19 pandemic. Our sheet and plate mills were the most negatively impacted of our facilities due to weak oil and gas market activity and customer production disruptions. The performance of our raw materials segment in the second quarter of 2020 marginally improved compared to the first quarter of 2020 due to better than forecasted June performance.

Third Quarter of 2020 Outlook

The ongoing COVID-19 pandemic continues to cause uncertainty in overall market conditions as we enter the third quarter of 2020. At this point, we believe earnings in the third quarter of 2020 will be similar to the second quarter of 2020. We expect another strong quarter for our downstream products segment due to the continued resiliency of nonresidential construction markets. The steel mills segment’s performance in the third quarter of 2020 is expected to be similar to the second quarter of 2020. Nonresidential construction market conditions continue to benefit our bar and structural mills, but market conditions for our sheet and plate mills remain challenged and average selling prices remain depressed. The performance of our raw materials segment in the third quarter of 2020 is expected to decrease compared to the second quarter of 2020 due to depressed pricing for raw materials.

Cash Dividend

On June 4, 2020, Nucor’s board of directors declared a cash dividend of $0.4025 per share. This cash dividend is payable on August 11, 2020 to stockholders of record as of June 30, 2020 and is Nucor’s 189th consecutive quarterly cash dividend.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Second Quarter of 2020 (Continued)

Earnings Conference Call

You are invited to listen to the live broadcast of Nucor’s conference call in which management will discuss Nucor’s second quarter results on July 23, 2020 at 2:00 p.m. eastern time. The conference call will be available over the Internet at www.nucor.com, under Investors.

About Nucor

Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the United States, Canada and Mexico. Products produced include: carbon and alloy steel -- in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building systems; steel grating; and wire and wire mesh. Nucor, through The David J. Joseph Company, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / direct reduced iron; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America’s largest recycler.

Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “anticipate,” “believe,” “expect,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect the Company’s best judgment based on current information, and although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this news release. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to prevailing steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (4) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States, as well as prevailing domestic prices for oil and gas; (5) energy costs and availability; and (6) the impact of the COVID-19 pandemic. These and other factors are discussed in Nucor’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of Nucor’s Annual Report on Form 10-K for the year ended December 31, 2019 and in "Item 1A. Risk Factors"  of Nucor's Quarterly Report on Form 10-Q for the quarter ended April 4, 2020. The forward-looking statements contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them, except as may be required by applicable law.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Second Quarter of 2020 (Continued)

Contact Information

For Investor/Analyst Inquiries - Paul Donnelly, 704-264-8807, or Gregg Lucas, 704-972-1841

For Media Inquiries - Katherine Miller, 704-353-9015

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Second Quarter of 2020 (Continued)

Tonnage Data
(In thousands)

	Three Months (13 Weeks) Ended			Six Months (26 Weeks) Ended
	July 4, 2020	June 29, 2019	Percent Change	July 4, 2020	June 29, 2019	Percent Change
Steel mills total shipments:
Sheet	2,002	2,612	-23%	4,876	5,256	-7%
Bars	1,731	2,020	-14%	3,973	4,021	-1%
Structural	517	556	-7%	1,201	1,120	7%
Plate	438	529	-17%	1,048	1,135	-8%
Other	81	83	-2%	169	257	-34%
	4,769	5,800	-18%	11,267	11,789	-4%

Sales tons to outside customers:
Steel mills	3,758	4,682	-20%	8,940	9,454	-5%
Joist	122	116	5%	253	226	12%
Deck	111	116	-4%	236	222	6%
Cold finished	75	131	-43%	201	274	-27%
Fabricated concrete reinforcing steel	309	328	-6%	620	587	6%
Piling	156	164	-5%	336	302	11%
Tubular products	249	245	2%	536	508	6%
Other steel products	87	97	-10%	186	196	-5%
Raw materials	612	845	-28%	1,358	1,722	-21%
	5,479	6,724	-19%	12,666	13,491	-6%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Second Quarter of 2020 (Continued)

Condensed Consolidated Statements of Earnings (Unaudited)
(In thousands, except per share data)

	Three Months (13 Weeks) Ended		Six Months (26 Weeks) Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Net sales	$4,327,306	$5,895,986	$9,951,643	$11,992,610
Costs, expenses and other:
Cost of products sold	3,949,347	5,120,492	8,944,416	10,321,224
Marketing, administrative and other expenses	142,017	208,980	295,409	389,719
Equity in losses (earnings) of unconsolidated affiliates	14,078	(1,138)	14,901	(4,044)
Losses on assets	5,000	-	292,846	-
Interest expense, net	35,807	33,030	76,717	61,473
	4,146,249	5,361,364	9,624,289	10,768,372
Earnings before income taxes and noncontrolling interests	181,057	534,622	327,354	1,224,238
Provision for income taxes	47,904	122,345	139,822	281,168
Net earnings	133,153	412,277	187,532	943,070
Earnings attributable to noncontrolling interests	24,272	25,794	58,320	54,781
Net earnings attributable to Nucor stockholders	$108,881	$386,483	$129,212	$888,289
Net earnings per share:
Basic	$0.36	$1.26	$0.42	$2.89
Diluted	$0.36	$1.26	$0.42	$2.88
Average shares outstanding:
Basic	302,921	305,461	302,915	306,017
Diluted	302,933	305,952	302,932	306,559

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Second Quarter of 2020 (Continued)

Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	July 4, 2020	Dec. 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,789,189	$1,534,605
Short-term investments	247,473	300,040
Accounts receivable, net	1,888,929	2,160,102
Inventories, net	3,373,258	3,842,095
Other current assets	336,115	389,528
Total current assets	8,634,964	8,226,370
Property, plant and equipment, net	6,556,451	6,178,555
Goodwill	2,190,144	2,201,063
Other intangible assets, net	698,437	742,186
Other assets	685,969	996,492
Total assets	$18,765,965	$18,344,666
LIABILITIES
Current liabilities:
Short-term debt	$64,652	$62,444
Current portion of long-term debt and finance lease obligations	29,521	29,264
Accounts payable	902,071	1,201,698
Salaries, wages and related accruals	359,160	510,844
Accrued expenses and other current liabilities	609,634	659,524
Total current liabilities	1,965,038	2,463,774
Long-term debt and finance lease obligations due after one year	5,279,103	4,291,301
Deferred credits and other liabilities	898,339	798,415
Total liabilities	8,142,480	7,553,490
EQUITY
Nucor stockholders' equity:
Common stock	152,061	152,061
Additional paid-in capital	2,106,907	2,107,646
Retained earnings	10,998,533	11,115,056
Accumulated other comprehensive loss, net of income taxes	(340,836)	(302,966)
Treasury stock	(2,721,845)	(2,713,931)
Total Nucor stockholders' equity	10,194,820	10,357,866
Noncontrolling interests	428,665	433,310
Total equity	10,623,485	10,791,176
Total liabilities and equity	$18,765,965	$18,344,666

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Second Quarter of 2020 (Continued)

Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months (26 Weeks) Ended
	July 4, 2020	June 29, 2019
Operating activities:
Net earnings	$187,532	$943,070
Adjustments:
Depreciation	349,691	321,979
Amortization	42,165	42,748
Stock-based compensation	39,101	61,260
Deferred income taxes	90,515	57,052
Distributions from affiliates	2,000	27,405
Equity in losses (earnings) of unconsolidated affiliates	14,901	(4,044)
Losses on assets	292,846	-
Changes in assets and liabilities (exclusive of acquisitions and dispositions):
Accounts receivable	264,424	112,015
Inventories	464,004	281,119
Accounts payable	(272,910)	(248,671)
Federal income taxes	26,145	(122,358)
Salaries, wages and related accruals	(142,388)	(220,946)
Other operating activities	(8,058)	(62,774)
Cash provided by operating activities	1,349,968	1,187,855
Investing activities:
Capital expenditures	(777,317)	(649,947)
Investment in and advances to affiliates	(9,756)	(11,170)
Divestiture of affiliates	-	67,591
Disposition of plant and equipment	17,652	18,396
Acquisitions (net of cash acquired)	794	(9,495)
Purchase of investments	(222,500)	(50,000)
Proceeds from the sale of investments	275,067	-
Other investing activities	1,132	2,176
Cash used in investing activities	(714,928)	(632,449)
Financing activities:
Net change in short-term debt	2,208	2,217
Proceeds from long-term debt, net of discount	1,074,995	-
Repayment of long-term debt	(77,150)	-
Bond issuance related costs	(6,250)	-
Issuance of common stock	-	5,892
Payment of tax withholdings on certain stock-based compensation	(17,263)	(15,446)
Distributions to noncontrolling interests	(62,965)	(67,380)
Cash dividends	(245,619)	(246,474)
Acquisition of treasury stock	(39,499)	(197,511)
Other financing activities	(4,645)	(4,346)
Cash provided by (used in) financing activities	623,812	(523,048)
Effect of exchange rate changes on cash	(4,268)	548
Increase in cash and cash equivalents	1,254,584	32,906
Cash and cash equivalents - beginning of year	1,534,605	1,398,886
Cash and cash equivalents - end of six months	$2,789,189	$1,431,792
Non-cash investing activity:
Change in accrued plant and equipment purchases	$(25,897)	$39,862

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com